UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2006

(Date of Report)

October 10, 2006

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On October 10, 2006, the Board of Directors (the “Board”) of International Paper Company amended Article II, Section 1 of its by-laws to implement its majority voting policy for non-contested director elections. Pursuant to the by-laws, as amended, in any non-contested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall immediately tender his or her resignation, and the Board will decide, through a process managed by the Governance Committee of the Board, and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled Board meeting. Unless the Board determines in its judgment that it is in the best interest of the Company for the director to remain on the Board, the Board shall accept the resignation. The Board’s explanation of its decision shall be disclosed on a Form 8-K filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1:	By-laws of International Paper Company, as amended through October 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Maura Abeln Smith
	Name:	Maura Abeln Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: October 16, 2006

Exhibit Index

Exhibit 3.1:	By-laws of International Paper Company, as amended through October 10, 2006.